                                  SCHEDULE 14A

                            SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:
[ ]      Preliminary Proxy Statement
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             Multi-Color Corporation
                (Name of Registrant as Specified In Its Charter)
                              Multi-Color Corporation
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X]      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ]      $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1) Title of each class of securities to which transaction applies:


                          -----------------------------------------------------

        2) Aggregate number of securities to which transaction applies:

                          -----------------------------------------------------

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: 1

                          -----------------------------------------------------

        4)                Proposed maximum aggregate value of transaction:

                          -----------------------------------------------------

1 Set forth the amount on which the filing fee is calculated and state how it was determined.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)      Amount Previously Paid:

                 ------------------------------------------------------------------
         2)      Form, Schedule or Registration Statement No.:

                 ------------------------------------------------------------------
         3)      Filing Party:

                 ------------------------------------------------------------------
         4)      Date Filed:

                 ------------------------------------------------------------------



                            Multi-Color Corporation
                    Notice of Annual Meeting of Shareholders
                           To be Held August 8, 1995





Dear Shareholder:

        We are pleased to invite you to attend our Annual Shareholders Meeting to be held at the offices of Multi-Color Corporation, Cincinnati, Ohio on, Tuesday, August 8, 1995, noon, Eastern time.

        The purposes of this Annual Meeting are:

        1.   To elect five directors to serve for the next year;
        2. To approve an amendment to the 1992 Directors' Stock Option Plan, to among other things, increase the number of shares which may be granted under the Plan by 20,000 shares and to increase the maximum number of shares a Director may be granted annually to 6,000 shares.
        3. To ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for fiscal year 1996; and
        4. To transact such other business as may properly come before the meeting or any adjournment thereof.

        Following the business portion of the meeting, I will briefly review our operations. The Company's directors and executive officers will also be available at such time to respond to your inquiries and to discuss the Company with you.

                                  Yours truly,



                                  John C. Court
                                  President and Chief Executive Officer


Dated:  July 7, 1995

        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE, SIGN AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE. PROXIES MAY BE REVOKED BY WRITTEN NOTICE OR REVOCATION, THE SUBMISSION OF A LATER PROXY, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                            Multi-Color Corporation
                              4575 Eastern Avenue
                            Cincinnati, Ohio  45226

                            Telephone (513) 321-5381


                          P R O X Y  S T A T E M E N T

                         Annual Meeting of Shareholders
                                 August 8, 1995

                                  INTRODUCTION

        The Board of Directors of Multi-Color Corporation ("Multi-Color" or the "Company") is requesting your Proxy for the Annual Meeting of Shareholders on August 8, 1995 and at any adjournment thereof, pursuant to the foregoing Notice. The approximate mailing date of the Proxy Statement and the accompanying Proxy Card is July 7, 1995.

                           VOTING AT ANNUAL MEETING
General
- -------
        Shareholders may vote in person or by proxy at the meeting. Proxies given may be revoked at any time by filing with the Company either a written revocation or a duly executed proxy bearing a later date, or by appearing at the meeting and voting in person. All shares will be voted as specified on each properly executed proxy. If no choice is specified, the shares will be voted as recommended by the Board of Directors, namely "FOR" Items 2 and 3 and "FOR" the nominees for director named herein. Absentions and shares otherwise not voted for any reason, including broker non-votes, will have no effect on the outcome of any vote taken at the meeting, except as noted under "Amendment of 1992 Directors' Stock Option Plan".

        As of June 15, 1995, the record date for determining shareholders entitled to notice of and to vote at the meeting, Multi-Color had
2,172,569 shares of  Common Stock  outstanding.   Each share  is entitled  to
one vote.   Only shareholders of record at the close of business on June 15,
1995, will be entitled to vote at the meeting.

Principal Shareholders
- ----------------------
        The following persons are the only shareholders known by the Company to own beneficially 5% or more of its outstanding Common Stock as of June 20, 1995:

                                                          Amount and Nature of                     Percent
              Name of Beneficial Owner                    Beneficial Ownership                    of Class
              ------------------------                    --------------------                    --------

              John C. Court                               477,132 (1) (2) (3)                        21.1%

              Burton D. Morgan                            342,947 (3)                                15.8%

              John D. Littlehale                          175,332 (1) (2) (3)                         8.1%

              Thomas F. Costello                          114,850                                     5.3%

              Dimensional Fund Advisors Inc.              129,000                                     5.9%

        The business address of Dimensional Fund Advisors Inc. is 1299
Ocean Avenue, 11th Floor, Santa Monica, California 90401. The business address of all other persons is 4575 Eastern Avenue, Cincinnati, Ohio 45226.

(1) Does not include 6,098 shares owned by Multi-Color Stock Purchase Plan of which John C. Court and John D. Littlehale are trustees.

(2) Does not include 19,035 shares held by Multi-Color Salaried Employees Profit Sharing/401(k) Retirement Savings Plan of which John C. Court and John D. Littlehale are trustees.

(3) Included in the amount of Common Stock Beneficially Owned are the following shares of Common Stock subject to exercisable options or options exercisable within 60 days: Mr. Morgan has 3,000 shares, Mr. Court has 133,500 and Mr. Littlehale has 41,738 shares.

Election of Directors
- ---------------------
        The Company's Code of Regulations requires that the Board of Directors consist of at least three members with the exact number to be established by shareholders. Shareholders have established a board consisting of five directors.

        The Board is nominating for reelection all current Directors namely, Burton D. Morgan, John C. Court, John D. Littlehale, David H. Pease, Jr. and Lorrence T. Kellar. Proxies solicited by the Board will be voted for the election of these nominees. All directors elected at the Annual Meeting will be elected to hold office until the next annual meeting.

        In voting to elect directors, shareholders are not entitled to cumulate their votes.

        Should any of the nominees become unable to serve, proxies will be voted for any substitute nominee designated by the Board. Nominees receiving the highest number of votes cast for the positions to be filled will be elected.

Amendment of 1992 Directors Stock Option Plan
- ----------------------------------------------
        On May 27, 1992 the Board of Directors unanimously adopted the 1992 Directors' Stock Option Plan (the 1992 Plan ). The following is a summary of the current provisions of the Plan.

        Purpose. The purpose of the 1992 Plan is to advance the interests of the Company and its shareholders by affording non-employee members of the Board of Directors an opportunity to increase their proprietary interest in the Company by the grant of options to them.

        Administration. The Stock Option Committee of the board of directors administers the 1992 Plan. Subject to the express provisions of the 1992 Plan, the Committee has the authority to establish the terms and conditions of option agreements, which need not be uniform.

        Eligibility; Shares Subject to the 1992 Plan Grants. Any Director presently serving as such or elected in the future, who is not also an employee of the Company, (an Eligible Director ) a group presently consisting of three persons, shall be eligible to receive options under the 1992 Plan.

        Under the 1992 Plan, 50,000 shares of Common Stock have been reserved for issuance upon the exercise of options.

        Each Eligible Director presently receives a grant of options exercisable into 1,000 shares of the Company's Common Stock at the time of annual election or re-election to the Board of Directors, and an additional 2,000 shares at the time said Director is appointed Chairman of a Committee of the Board of Directors. Under the 1992 Plan, a Director may not receive options exercisable into more than 3,000 shares of Common Stock during any fiscal year.

        Terms of Options. The term of each option shall be ten years from the date of grant. The option purchase price will be the last closing sale price reported immediately prior to the date of grant. Options are immediately exercisable upon grant.

        No option will be transferable otherwise than by will or by the laws of descent and distribution, and an option may be exercised during the lifetime of the holder only by him.

        Federal Tax Consequences   Neither the optionee  nor the Company will
incur any federal tax consequences as a result of the grant of an option. Upon exercise of an option, the optionee generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. The Company will be entitled to a deduction of the same amount. Upon a disposition of option shares acquired under the 1992 Plan, the difference between the sale proceeds and the market value of the shares at the time of exercise will be treated as a capital gain or loss, either long-term or short-term, depending on how long the shares have been held. The Company will not be entitled to a deduction in connection with a disposition of option shares.

        Effect of  Certain Corporate Events   In the event of  any changes in
the outstanding Common Stock by way of a stock dividend, split-up, recapitalization, combination or exchange, the number and class of shares of Common Stock authorized to be the subject of options under the 1992 Plan and the number and class of Common Stock and option price for each option which is outstanding shall be correspondingly adjusted by the Committee. The Committee shall also make appropriate adjustments to reflect any spin-off of assets, extraordinary dividends or other distributions to shareholders.

        In the event of the dissolution or liquidation of the Company or any merger, consolidation or combination in which the Company is not the surviving corporation or in which the outstanding shares of Common Stock of the Company are converted into cash, other securities or other property, each outstanding option shall terminate as of a date fixed by the Committee provided that not less than 20 days' written notice of the date of expiration shall be given to each holder of an option. Each such holder shall have the right during such period following notice to exercise the option as to all or any part of the option for which it is exercisable at the time of such notice.

        The following table describes the benefits that would be received by the Eligible Directors under the 1992 Plan, assuming certain values set forth in the footnotes to the table. The Executive Officers as a group and all non-executive employees as a group would not receive any benefits under the 1992 Plan. Mr. Morgan, Mr. Kellar and Mr. Pease are the only individuals who presently are entitled to receive any benefits under the 1992 Plan.


                                                           Potential Realized Dollar Value ($/Share) of
Plan Grants                                                Assumed   Annual   Rates   of  Stock  Price
Name                               Number of Units         Appreciation for Option Term*
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                0%          5%         10%
                                 -------                      -----       -----        -----
Nonemployee Director Group        18,000                        0         $2.75        $6.97

* The market value of the Common Stock on June 23, 1995 was $4.375 per share and was the assumed exercise price for the options. Neither the dollar value of the option to be granted nor the benefits or amounts which would have been received by or allocated to the Eligible Directors for the last fiscal year if the 1992 Plan had been in effect is determinable because the options will be granted at the market value of the Common Stock as of the date the options are granted.

        The potential realizable dollar value, set out in dollars per share, at assumed annual rates of stock price appreciation for the option term, is hypothetical and is not intended to forecast future appreciation, if any, of the Common Stock or future dollar value, if any, of the granted options.

Proposed Amendments.
- --------------------
        29,000 shares of Common Stock remain available for grant under the 1992 Plan without Shareholder approval. To date, all options granted under the 1992 Plan have been granted to Mr. Morgan, Mr. Kellar and Mr. Pease
and  are exercisable into 3,000, 9,000 and 9,000 shares respectively.   Except
for the initial grant of options to Mr. Morgan, Mr. Kellar and Mr. Pease exercisable into 1,000, 3,000 and 3,000 shares respectively, which were granted at 80% of the market value of the underlying Common Stock on the date of grant, all exercise prices were granted at the fair market value of the underlying Common Stock on the date of grant.

        The Board of Directors recommends that the last paragraph of Section 2 of the 1992 Plan be amended and restated to increase the number shares subject to options by 20,000 shares and, as so amended and restated, the last paragraph Section 2 will read in its entirety as follows:

        Subject to the provisions of Section 4 hereof, the aggregate number of shares of Common Stock for which options may be granted under the Plan shall be Seventy Thousand Shares.

        The Board of Directors further recommends that Section 5 of the Plan be amended and restated to (1) increase the number of options granted to Eligible Directors upon election or re-election from 1,000 shares to 2,000 shares, (2) provide for the grant of options for an additional 2,000 shares for each committee upon which an Eligible Director serves, formerly additional options for 2,000 shares were granted to committee chairmen, and
(3) to raise the maximum number shares for which options may be granted during any one fiscal year from 3,000 to 6,000 shares; and as so amended, Section 5 will read in its entirety as follows:

        5. Eligible Directors; Grant of Options. Each Eligible Director shall be granted additional options to purchase 2,000 shares of Common Stock upon such person's annual election or re-election to a committee of the Board of Directors. No eligible Director shall be granted more that 6,000 options in any fiscal year.

        The affirmative vote of the holders of a majority of the shares of Common Stock voting on the matter at the meeting is required to approve the amendments to the 1992 Plan. Absentions, but not broker non-votes, shall have the effect of being considered as voted against the proposal.

Ratification of Appointment of Accountants
- ------------------------------------------
        The Board of Directors appointed Arthur Andersen LLP as its independent public accountants for fiscal 1996. Arthur Andersen LLP has been the independent accounting firm for the Company since October 1985. Although not required by law, the Board is seeking shareholder ratification of its
selection.   An affirmative vote  of a majority of  shares voting at the meeting is required for ratification. If ratification is not obtained, the Board intends to continue the employment of Arthur Andersen LLP at least through fiscal 1996. Representatives of Arthur Andersen LLP are expected to be present at the Shareholders' Meeting and will be given an opportunity to comment, if they so desire, and to respond to appropriate questions that may be asked by shareholders.

Other Matters
- -------------
        Any other matters considered at the meeting including adjournment will require the affirmative vote of a majority of shares voting.

Voting by Proxy
- ---------------
        All proxies properly signed will, unless a different choice is indicated, be voted "FOR" the election of all nominees for Directors proposed by the Board of Directors; "FOR" the approval of the amendments to the 1992 Directors Stock Option Plan and "FOR" ratification of the selection of independent public accountants.

        If any other matters come before the meeting or any adjournment, each proxy will be voted in the discretion of the individuals named as proxies on the card.

Shareholder Proposals
- ---------------------
        Shareholders who desire to have proposals included in the Notice for the 1996 Shareholders' Meeting must submit their proposals to Multi-Color at its offices on or before March 23, 1996.

                                   MANAGEMENT
Directors and Executive Officers

    The directors and executive officers of Multi-Color as of June 20, 1995 are:

                                                                                              Common Stock
                                                                                           Beneficially Owned(4)
     Name and Age                               Position                                 Amount         Percentage
     ------------                               --------                                 ------         ----------
     Burton D. Morgan (3)                    Chairman of the                              342,947            15.8%
        79                                   Board of Directors

     John C. Court (3)                       President, Chief                             477,132            21.1%
        53                                   Executive Officer
                                             and Director

     John D. Littlehale (2)(3)               Vice President and General                   175,332             8.1%
        41                                   Manager - Graphics
                                             Secretary and Director

     Lorrence T. Kellar (1)(2)               Director                                      13,492                *
        57

     David H. Pease, Jr. (1)(2)              Director                                      10,185                *
        66

     William P. Kelly                        Vice President,                               27,575             1.3%
        47                                   Assistant to the President

     William R. Cochran                      Vice President,                                1,500                *
        42                                   Chief Financial Officer

     John R. Voelker                         Vice President Sales & Marketing              86,174             4.0%
        52

     All Executive Officers                                                             1,134,337            47.9%
     and Directors as a group
     (Eight Persons)

- --------------------------------------------
1.  Compensation Committee Member
2.  Audit Committee Member
3.  See "Principal Shareholders
4. Included in the amount of Common Stock Beneficially Owned are the following shares of Common Stock subject to exercisable options or options exercisable within 60 days: Mr. Morgan has 3,000 shares, Mr. Court has 133,500 shares; Mr. Littlehale has 41,738 shares, Mr. Kellar has 9,000 shares, Mr. Pease has 9,000 shares.

*     Less than 1%
        Mr. Morgan has been Chairman of the Board of Directors of the Company since 1985 and President of Basic Search, Inc., an Ohio-based venture capital
firm, since  its founding in 1977.   Mr. Morgan founded two companies  which
produce adhesive label stock. Mr. Morgan continues to serve as a director of one of these companies, Morgan Adhesives, Inc.

        Mr. Court has served the Company as President and Chief Executive Officer and as a Director since 1985. Prior to forming Multi-Color Corporation and since 1982, Mr. Court had been a Vice President-Corporate Finance of Gradison & Co., Inc., a Cincinnati-based investment banking firm. Prior to 1982, Mr. Court was Chief Financial Officer of N-Ren Corporation, a private chemical company, for six years and was a Vice President of First National Bank of Chicago for three years.

        Mr. Littlehale joined the Company as Secretary/Treasurer in 1985. In 1992, Mr. Littlehale was appointed Vice President Corporate Quality and in November 1993, Vice President and General Manager Multi-Color Graphics. Mr. Littlehale has been a Director of the Company since 1985.

        Mr. Kellar  was appointed  a  Director of  the Company  in January
1988.   He  currently serves  as Group  Vice President of The Kroger Co., having joined the company in 1965. His prior positions with The Kroger Co. have included Vice President of Corporate Development and Vice
President-Treasurer.   He was elected to his  current position in 1986.

        Mr. Pease has served as a Director of the Company since March 1987. He is the Chairman and Chief Executive Officer of Pease Industries, Inc., a Cincinnati-based manufacturer of residential building products and has held these positions since 1980.

        Mr. Kelly joined Multi-Color as Vice President General Manager Cincinnati in April 1994. Mr. Kelly was appointed Assistant to the
President  in June  1995.   Prior to  joining Multi-Color,  Mr. Kelly  was
President, Chief Operating Officer of J. W. Fergusson & Sons, Inc. from 1987. From 1983 to 1987, Mr. Kelly was Vice President Sales and Marketing of J. W. Fergusson & Sons, Inc.

        Mr. Cochran was appointed Vice President, Chief Financial Officer of the Company in June of 1994. Prior to joining Multi-Color, Mr. Cochran was Chief Financial Officer of AluChem, Inc. from 1990 to 1994. From 1986 to 1990, Mr. Cochran was employed in various accounting functions for Libby Owens Ford.

        Mr. Voelker was appointed Vice President of Sales and Marketing of the Company in June of 1995. Prior to that time Mr. Voelker served as the Company s Vice President National Accounts from 1992 to 1995 and Vice President Multi-Color Graphics from 1989 to 1992.


Board and Committee Actions; Compliance With Section 16 of The Exchange Act
- -----------------------------------------------------------------------------
        The Board of Directors met three (3) times during fiscal 1995.

        The Audit  Committee  is responsible  for reviewing  the Company's
internal   accounting operations.   It  also recommends the employment  of
independent accountants and reviews the relationship between the Company and its outside accountants. This committee was established in June of 1988 and
met two (2) times in  fiscal 1995.   The Compensation Committee  is responsible
for establishing compensation levels for management. The Compensation Committee met two (2) times during fiscal 1995. The Board of Directors does not have a nominating committee.

        Directors who are not employees for the Company receive non-qualified options to purchase 1,000 shares per year for serving as a Director plus
$750 for  each meeting attended.   Committee chairman receive 2,000
non-qualified stock options per year per committee, up to a total of 3,000 non-qualified stock options per fiscal year. Directors who are employees of the Company are not separately compensated for serving as a Director.

        Section 16 of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership. Based on a review of the copies of such forms received by it, the Company believes that during the last fiscal year, all of its executive officers, directors and ten percent stockholders complied with the Section 16 reporting requirements.

Compensation Committee Report on Executive Compensation
- -------------------------------------------------------
Executive Compensation Policies
- -------------------------------
        The Company's policies on executive compensation are designed to encourage and incentivize its executive officers to achieve both short-term and long-term operating, financial and strategic goals, and thereby build shareholder value on a steady but aggressive basis. To that end, senior executive compensation packages are increasingly weighted towards incentive plans that emphasize stock ownership and bonus compensation arrangements which serve to align more closely the interests of management with shareholders. It is also the policy of the Committee to reward superior corporate performance, recognize individual initiative and achievement, and assist the Company in attracting and retaining qualified executives.

        The Omnibus Budget Reconciliation Act of 1993 provides that compensation in excess of $1,000,000 per year paid to the Chief Executive Officer of a public company as well as the other executive officers listed in the compensation table will no longer be deductible unless the compensation is "performance-based" and approved by the shareholders. The Committee does not believe any action is required by the Company or its shareholders in order for the compensation paid to its executive officers to meet the requirements for deductibility.

Salaries
- --------
        The Committee believes it is important to maintain executive salaries at competitive levels, and relies heavily on comparisons with other regional companies of similar size. In determining salary adjustments for executive officers, the Committee takes into account, among other things, the salaries paid by comparable regional companies as reported in a study commissioned by the Company from a local consultant. The Committee believes these materials provide a broad representation of salaries paid in the region, which gives the Committee a reasonable basis for establishing salary levels and adjustments.

        Salary levels and adjustments targeted are the average of the reported ranges. In establishing current salaries, the Committee took into account the Company's recent performance based on certain general financial and operational criteria. The Committee did not, however, base its decisions on salary levels or adjustments on specific quantifiable performance goals or targets, but attempted to maintain salaries at a level which will allow the Company to compete in the marketplace for executive talent. In addition, the Committee did not compare the Company s executive compensation with the levels of compensation paid by companies in the Media General NASDAQ Market Index or the Media General MG Industry Group 093 - Printing Index, nor did the Committee attempt to correlate executive compensation levels with the Company s relative performance as shown in the financial performance graph contained in this Proxy Statement.

        With respect to the salary paid to Mr. Court, the Committee utilized the salary survey data, Company performance and the other factors described above. In addition, the committee evaluated Mr. Court's ability to develop and implement strategic plans for company growth and profitability. The Committee determined that his salary is appropriate in light of these factors.

Annual Bonuses
- --------------
        In its consideration of annual bonus awards, the Committee utilized the compensation survey mentioned above, but relied on such data to a lesser extent than in its review of the salary component. The Committee did not award bonuses in fiscal 1995.

Stock Options
- -------------
        The Company's Stock Option Plans (the "1985 and 1987 Plans") are the principal means by which long-term incentive compensation is provided for key officers and employees of the Company and the interests of these persons are brought more closely into tandem with the interests of shareholders. The Plans are administered by a committee comprised of outside directors Pease (Chairperson) and Kellar, both of whom serve on the Compensation Committee as well.

        The Company's policies on executive compensation are applicable to the Stock Option Committee, and all decisions regarding the number, pricing, timing and the recipients of stock option grants are coordinated with the Compensation Committee. In fiscal 1995, the only grants by the Stock Option Committee of stock options to executive officers, including Mr. Court, was to Mr. Cochran in connection with his performance as Vice President, Chief Financial Officer.
The Stock Option Committee does not attempt to correlate the award of stock options with practices followed by other comparable companies. In granting the options, the Committee considered Mr. Cochran's level of responsibility and performance.

RESPECTFULLY SUBMITTED BY THE MEMBERS OF THE COMPENSATION AND STOCK OPTION COMMITTEES, LORRENCE T. KELLAR, DAVID H. PEASE, JR.(CHAIRPERSON)

        The following table sets forth the compensation paid by Multi-Color for fiscal years 1995, 1994 and 1993 to its Chief Executive Officer and Executive Officers whose compensation in fiscal year 1995 was in excess of $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                          Long Term
                                                                                        Compensation
                                               Annual Compensation                         Awards
                                               -------------------                      ------------
                                                                        Other            Securities        All
                                                                        Annual           Underlying        Other
 Name and                                                              Compen-           Options          Compen-
 Principal Position            Year        Salary          Bonus       sation (3)           (#)           sation(2)
 ------------------            ----       -------          -----       ----------           ---           ---------


 John C. Court                 1995         $200,004    $    -0-        $30,000                 -0-       $  37,976
                                                             -0-
 President                     1994          200,004         -0-             -0-                -0-          31,930
 Chief Executive Officer       1993          179,585     110,445(1)      26,938            116,000           35,585

 William P. Kelly              1995         $120,000    $    -0-             -0-                -0-       $      -0-
 Assistant to the President    1994   (4)        -0-         -0-             -0-                -0-              -0-
                               1993   (4)        -0-         -0-             -0-                -0-              -0-


    1. Multi-Color maintains a deferred compensation plan for certain key employees and executives, the terms of which allow these employees to defer all or a portion of their annual bonuses and to receive market rates of interest on their deferred compensation. Mr. Court deferred $33,000 of the bonus reported above for fiscal 1993.
    2. All other compensation includes the Company's contribution to the Multi-Color 401-k profit sharing retirement savings plan (the "Retirement Plan"), the Multi-Color Corporation 1989 Employee Stock Purchase Plan and interest earned through the deferred compensation plan. Fiscal 1995 amounts are comprised of the Company's contributions under the Retirement Plan of $4,125 for Mr. Court and interest on deferred compensation of $33,851 for Mr. Court.
    3. The Company has established a supplemental retirement program for key executives based on a percentage of the executive's salary. The percentage ranges from 8% to 15% of compensation. In fiscal 1995, Mr. Court received $30,000 under this plan.
    4. Mr. Kelly was not employed by the Company in fiscal years 1994 and 1993, and is no longer an executive officer of the Company.

        The Company maintains stock option plans which authorize the issuance of incentive and non-qualified stock options. Options granted under the plans contain such terms and conditions as are established by the Board of Directors at the time of the grant. All outstanding options generally have either six year or five year terms and vest twenty percent over five years in the case of six year options and twenty five percent per year over four years in the case of five year options.
        No options were granted during the last fiscal year to any of the individuals named in the above compensation table.
                    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUE

                                                        Number of Securities

                                                   Underlying Unexercised Options       Value of Unexercised In-The-
                     Shares                                      at                     Money Options at Fiscal Year
                    Acquired          Value                Fiscal Year End                          End
                   on Exercise       Realized      Exercisable      Unexercisable      Exercisable     Unexercisable
                   -----------       --------      -----------      -------------      -----------     -------------
John C. Court           11,250       $47,813           123,500              16,250            $-0-              $-0-

Performance Chart
- -----------------

        The following performance chart compares the Company's cumulative total shareholder return from April 1, 1990 through April 2, 1995, to that of the Media General NASDAQ Market Index, a broad market index, and Media General MG Industry Group 093 - Printing, an index of printing industry peer companies.

        The chart assumes that the value of the investment in the Company's Common Stock and each index was $100 on April 1, 1990 and that all dividends were reinvested. Stock price performances shown in the chart are not indicative of future price performances. This data was furnished by Media General Financial Services.


                   COMPARISON 5-YEAR CUMULATIVE TOTAL RETURN
                         AMONG MULTI-COLOR CORPORATION
                     NASDAQ MARKET INDEX AND MG GROUP INDEX


         Measurement Period                Multi-Color Corporation         MG Industry Group                 NASDAQ
        (Fiscal Year Covered)              -----------------------            093 Printing                Market Index
        ---------------------                                              -----------------              ------------
Measurement Point-  04/01/90                      $ 100.00                      $100.00                    $100.00

                    03/31/91                      $  92.00                      $112.49                    $111.17

                    03/29/92                      $  72.00                      $125.36                    $114.03

                    03/28/93                      $  66.00                      $132.53                    $136.25

                    04/03/94                      $  80.00                      $125.50                    $152.93

                    04/02/95                      $  39.00                      $152.93                    $166.98

Certain Transactions
- --------------------

        The Company has an employment contract with William P. Kelly whereby he is paid an annual salary of $120,000 and is eligible to receive an annual bonus of up to seventy-five percent (75%) of his annual salary if certain operating profit or sales growth targets are met. In connection with the Company's employment of Mr. Kelly, the Company made a noninterest bearing and nonrecourse loan to Mr. Kelly in the amount of $105,000 for the purpose of financing Mr. Kelly's purchase of Company common stock. The loan is secured by the Company common stock purchased by Mr. Kelly with the proceeds of the loan. The repayment of the loan will be forgiven should the Company reach various profitability targets for fiscal years 1995 through 1999.


                                 OTHER MATTERS

        Multi-Color is not aware of any other matters to be presented at the meeting other than those specified in the notice.

        By order of the Board of Directors.





                                        John D. Littlehale
                                        Secretary


July 7, 1995

                            MULTI-COLOR CORPORATION

 The undersigned hereby appoints JOHN C. COURT and JOHN D. LITTLEHALE, or either one of them, proxies of the undersigned, each with the power of substitution, to vote all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Multi-Color Corporation to be held on August 8, 1995 at 12 noon Eastern Time at the offices of the Corporation, 4575 Eastern Avenue, Cincinnati, Ohio 45226 and any adjournment of such meeting on the matters specified below and in their discretion with respect to such other business as may properly come before the meeting or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS:

1.      Authority to elect as directors the five (5) nominees listed below.

        FOR _______                          WITHHOLD AUTHORITY _______

 BURTON D. MORGAN, JOHN C. COURT, JOHN D. LITTLEHALE, DAVID H. PEASE, JR. AND
                              LORRENCE T. KELLAR

      WRITE NAME OF ANY NOMINEE(S) FOR WHOM AUTHORITY TO VOTE IS WITHHELD
             _____________________________________________________

2.   Authority to approve an amendment to the 1992 Directors' Stock Option
     Plan to, among other things, increase the number of shares which may be granted under the Plan by 20,000 shares and to increase the maximum number of shares a director may be granted annually to 6,000 shares.

   FOR _______                  AGAINST _______              ABSTAIN  _______

3. Ratification of the appointment of Arthur Andersen & Co. as independent public accountants for fiscal 1996.

   FOR _______                    AGAINST _______              ABSTAIN _______
  THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS UNLESS A
                         CONTRARY CHOICE IS SPECIFIED.


       (This proxy is continued and is to be signed on the reverse side)

                                           Date __________________________, 1995

                                           _____________________________________

                                           _____________________________________

(Important: Please sign exactly as name appears hereon indicating, where proper, official position or representative capacity. In the case of joint holders, all should sign.)





                     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS